                                                                      Exhibit 8
















                               CUSTODIAN AGREEMENT

                                     BETWEEN

                              SELECT ADVISORS TRUST

                                       AND

                         INVESTORS BANK & TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 1.   Bank Appointed Custodian.............................................   1

 2.   Definitions..........................................................   1

      2.1    Authorized Person.............................................   1
      2.2    Security......................................................   1
      2.3    Portfolio Security............................................   2
      2.4    Officers' Certificate.........................................   2
      2.5    Book Entry System.............................................   2
      2.6    Depository....................................................   2
      2.7    Proper Instructions...........................................   2

 3.   Separate Accounts....................................................   3

 4.   Certification as to Authorized Persons...............................   3

 5.   Custody of Cash......................................................   3

      5.1    Purchase of Securities........................................   4
      5.2    Redemptions...................................................   4
      5.3    Distributions and Expenses of Each Portfolio..................   4
      5.4    Payment in Respect of Securities..............................   5
      5.5    Repayment of Loans............................................   5
      5.6    Repayment of Cash.............................................   5
      5.7    Foreign Exchange Transactions.................................   5
      5.8    Other Authorized Payments.....................................   5
      5.9    Termination...................................................   6

 6.   Securities...........................................................   6

      6.1    Segregation and Registration..................................   6
      6.2    Voting and Proxies............................................   6
      6.3    Book-Entry System.............................................   7
      6.4    Use of a Depository...........................................   8
      6.5    Use of a Book-Entry System for Commercial Paper...............  10
      6.6    Use of Immobilization Programs................................  11
      6.7    Eurodollar CDs................................................  11
      6.8    Options and Futures Transactions..............................  11

             (a)    Puts and Calls Traded on Securities
                    Exchanges, NASDAQ or Over-the-Counter..................  11
             (b)    Puts, Calls and Futures Traded on
                    Commodities Exchanges..................................  12

      6.9    Segregated Account............................................  13
      6.10   Interest Bearing Call or Time Deposits........................  14
      6.11   Transfer of Securities........................................  15

 7.   Redemptions..........................................................  17

 8.   Merger, Dissolution, etc. of a Portfolio.............................  17

 9.   Actions of Bank Without Prior Authorization..........................  18

10.   Collection; Defaults.................................................  19

11.   Maintenance of Records...............................................  19

12.   Portfolio Evaluation.................................................  20

13.   Concerning the Bank..................................................  20

      13.1   Performance of Duties; Standard of Care.......................  20
      13.2   Agents and Subcustodians......................................  22
      13.3   Insurance.....................................................  22
      13.4   Fees and Expenses of Bank.....................................  22
      13.5   Advances by Bank..............................................  23

14.   Termination..........................................................  23

15.   Confidentiality......................................................  24

16.   Notices..............................................................  25

17.   Amendments...........................................................  25

18.   Parties..............................................................  25

19.   Governing Law........................................................  25

20.   Limitations of Liability.............................................  25

21.   Counterparts.........................................................  25

                               CUSTODIAN AGREEMENT


        AGREEMENT made as of this 22nd day of August, 1994, between Select Advisors Trust, a Massachusetts business trust (the "Trust"), acting for and on behalf of each of the separate series of the Trust currently existing or existing in the future and the portfolio of cash, securities, and other assets held by each such series (each a "Portfolio" or, together, the "Portfolios"), and INVESTORS BANK & TRUST COMPANY, (the "Bank").

        The Trust, each of whose Portfolios is an open-end management investment company, desires to place and maintain the securities and cash of each of the Portfolios in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the "Act") to act as custodian of the securities and cash of the Portfolios, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. BANK APPOINTED CUSTODIAN. The Trust hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

         2. DEFINITIONS. Whenever used herein, the terms listed below will have the following meaning:

                  2.1 AUTHORIZED PERSON. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust or any of its Portfolios by appropriate resolution of its Board of Trustees (the "Board"), and set forth in a certificate as required by Section 4 hereof, subject in any case to such limitations on the authority of any such person as are set forth in the Officers' Certificate.

                  2.2 SECURITY. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

                  2.3 PORTFOLIO SECURITY. Portfolio Security will mean any Security owned by a Portfolio.

                  2.4 OFFICERS' CERTIFICATE. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Trust.

                  2.5 BOOK-ENTRY SYSTEM. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

                  2.6 DEPOSITORY. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

                  2.7      PROPER INSTRUCTIONS. Proper Instructions shall mean
         (i) instructions (which may be continuing instructions) regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more Authorized Persons and (iii) instructions contained in an Officers' Certificate. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person who has been granted authority with respect to the transaction involved. The Trust shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction, and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officers' Certificate as to the authorization by the Board, accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the

         Board and the Bank are satisfied that such procedures afford adequate safeguards for the Trust's assets.

         3. SEPARATE ACCOUNTS. Because the Trust has more than one Portfolio, the Bank will segregate the assets of each Portfolio to which this Agreement relates into a separate account for each such Portfolio containing the assets of such Portfolio (and all investment earnings thereon).

         4. CERTIFICATE AS TO AUTHORIZED PERSONS. The Secretary or Assistant Secretary of the Trust will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon an Officers' Certificate given to it by the Trust which has been signed by Authorized Persons named in the most recent certification.

         5. CUSTODY OF CASH. As custodian for the Trust, the Bank will open and maintain a separate account or accounts in the name of the Trust or in the name of the Bank, as Custodian of each of the Portfolios of the Trust, and will deposit to the account of each Portfolio all of the cash of the Portfolio, except for cash held by a subcustodian appointed pursuant to Section 13.2 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding interests of each Portfolio of the Trust, notification from the Trust's transfer agent as provided in Section 7, which in either case requests such payment, designates the payee or the account or accounts to which the Bank will release funds for deposit, and states that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection, the Bank will make payments of cash held for the accounts of the Trust, insofar as funds are available for that purpose, in the following circumstances:

                  5.1 PURCHASE OF SECURITIES: upon the purchase of securities for any Portfolio of the Trust, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, registered in the name of the Portfolio or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

                  5.2 REDEMPTIONS: in such amount as may be necessary for the repurchase or redemption of interests of any Portfolio of the Trust offered for repurchase or redemption in accordance with Section 7 of this Agreement;

                  5.3 DISTRIBUTIONS AND EXPENSES OF EACH PORTFOLIO: for the payment on the account of any Portfolio of the Trust of dividends or other distributions to shareholders as may from time to time be declared by the Board, of interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, of fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of any Portfolio of the Trust;

                  5.4 PAYMENT IN RESPECT OF SECURITIES: for payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by any Portfolio of the Trust held by or to be delivered to the Bank;

                  5.5 REPAYMENT OF LOANS: to repay loans of money made to any Portfolio of the Trust, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

                  5.6 REPAYMENT OF CASH: to repay the cash delivered to any Portfolio of the Trust for the purpose of collateralizing the obligation to return to the Portfolio certificates borrowed from the Portfolio representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates;

                  5.7 FOREIGN EXCHANGE TRANSACTIONS: for payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of any Portfolio of the Trust upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Portfolio deals or for their failure to comply with the terms of any contract or option;

                  5.8 OTHER AUTHORIZED PAYMENTS: for other authorized transactions of any Portfolio of the Trust, or other obligations thereof, incurred for proper Portfolio purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Portfolio, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and

                  5.9 TERMINATION: upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

         6.       SECURITIES

                  6.1 SEGREGATION AND REGISTRATION. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Section 13.2 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account of accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of any Portfolio of the Trust. All such Portfolio Securities will be held of disposed of by the Bank for, and subject at all times to, the instructions of the Portfolio pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any State. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

                  The Trust will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of any Portfolio of the Trust.

                  6.2 VOTING AND PROXIES. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions. The Bank will promptly execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with respect to such Securities, such proxies to be executed by the registered holder of such Securities, (if registered otherwise than in the name of a Portfolio of the Trust), but without indicating the manner in which such proxies are to be voted.

                  6.3 BOOK-ENTRY SYSTEM. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of any Portfolio of the Trust's assets in the Book-Entry System, and (ii) for each year following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval.

                           (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers.

                           (b) The records of the Bank (and any such agent) with respect to any Portfolio of the Trust's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to any Portfolio of the Trust's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Portfolio a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank.

                           (c) The Bank (or its agent) shall pay for Portfolio Securities purchased for the account of any Portfolio of the Trust or shall pay cash collateral against the return of securities loaned by any Portfolio of the Trust upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Portfolio. The Bank (or its agent) shall transfer securities sold or loaned for the account of any Portfolio of the Trust upon

                                    (i)      receipt of advice from the
                           Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Portfolio has been transferred to the Account, and

                                    (ii)     the making of an entry on the
                           records of the Bank (or its agent) to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Book-Entry System of transfers of Securities for the account of any Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Bank and shall be provided to the Portfolio at its request. The Bank shall send the Portfolio a confirmation, as defined by Rule 17f-4 under the Act, of any transfers to or from the account of the Portfolio;

                           (d) The Bank will promptly provide the Portfolio with any report obtained by the Bank or its agent on the Book-Entry system's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System; and

                           (e) The Bank shall be liable to the Portfolio for any loss or damage to the Portfolio resulting from use of the Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Trust on behalf of the Portfolio, it shall be entitled to be subrogated to the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any loss or damage.

                  6.4 USE OF A DEPOSITORY. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for each year following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                           (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with the Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of any Portfolio of the Trust all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

                           (b) Registration of the Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

                           (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Portfolio and the Portfolio shall pay cash collateral against the return of Securities loaned by the Portfolio only upon delivery of the Portfolio Securities to or for the account of the Portfolio; and upon any sale of Portfolio Securities, delivery of the Portfolio Securities will be made only against payment therefor or, in the event Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Portfolio; and

                           (d) The Bank shall be liable to any Portfolio of the Trust for any loss or damage to the Portfolio resulting from use of a Depository by reason of any gross negligence, willful misfeasance or bad faith of the Bank or its employees or from any reckless disregard by the Bank of its duty to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

                                    (i)      the Depository obtains replacement
                           of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request.

                                    (ii)     any proxy materials received by a
                           Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the affected Portfolio;

                                    (iii)    such Depository immediately
                           forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the affected Portfolio's account;

                                    (iv)     such Depository prepares and
                           delivers to performance of the Bank's obligations and duties hereunder as may be necessary for the Portfolio to comply with the record keeping requirements of Section 31(a) of the Act and Rule 31a-1 thereunder; and

                                    (v)      such Depository delivers to the
                           Bank and the Portfolio all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Portfolio may reasonably request in order to verify the Portfolio Securities held by such Depository.

                  6.5 USE OF BOOK-ENTRY SYSTEM FOR COMMERCIAL PAPER. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that any Portfolio of the Trust has purchased such Issuer's Book Entry paper, the Bank shall issue and hold in book-entry form, on behalf of the Portfolio, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its Book Entry Paper System, the Bank agrees that:

                           (a) the Bank will maintain all Book Entry Paper held by any Portfolio of the Trust in an account of the Bank that includes only assets held by it for customers;

                           (b) the records of the Bank with respect to any Portfolio of the Trust's purchase of Book Entry Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Portfolio which is included in the Book Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

                           (c) the Bank shall pay for Book Entry Paper purchased for the account of any Portfolio of the Trust upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of such Portfolio;

                           (d) The Bank shall cancel such Book Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book Entry Paper has been transferred to the Portfolio, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Portfolio;

                           (e) the Bank shall transmit to the Trust a transaction journal confirming each transaction in Book Entry Paper for the account of any Portfolio of the Trust on the next business day following the transactions; and

                           (f) the Bank will send to the Trust such reports on its system of internal accounting control with respect to the Book Entry Paper System as the Trust may reasonably request from time to time.

                  6.6 USE OF IMMOBILIZATION PROGRAMS. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the Act, and (ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

                  6.7 EURODOLLAR CDS. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Securities are identified on the books of the Bank as belonging to a Portfolio of the Trust and that the books of the Bank identify the European Branch holding such securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Portfolio, and shall have no liability to the Portfolio or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss of damage to the Portfolio resulting from the Bank's own gross negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

                  6.8      OPTIONS AND FUTURES TRANSACTIONS.

                           (a)      PUTS AND CALLS TRADED ON SECURITIES
                  EXCHANGES, NASDAQ OR OVER-THE-COUNTER.

                           1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by any Portfolio of the Trust regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, any Portfolio of the Trust relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                           2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that any Portfolio of the Trust has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Portfolio. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of any Portfolio of the Trust, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Portfolio that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker of the Portfolio against any loss; (ii) effect the return of any collateral delivered to a broker; or
                  (iii) advise the Portfolio that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Portfolio.

                           (b)      PUTS, CALLS AND FUTURES TRADED ON
                  COMMODITIES EXCHANGES.

                           1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by any Portfolio of the Trust in accordance with the provisions of any agreement among the Portfolio, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio.

                           2. The responsibilities and liabilities of the Bank as to Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

                  6.9 SEGREGATED ACCOUNT. The Bank shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of any Portfolio of the Trust, into which account(s) (a "Segregated Account" or, collectively,

         "Segregated Accounts"), upon receipt of Proper Instructions, cash and/or Portfolio Securities may be transferred:

                           (a) in accordance with the provisions of any agreement among any Portfolio of the Trust, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by a Portfolio;

                           (b) for the purpose of segregating cash or securities in connection with options purchased, or written by any Portfolio of the Trust or commodity futures purchased or written by any Portfolio of the Trust;

                           (c) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to the market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all of any Portfolio of the Trust's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Portfolio's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                           (d) for the deposit of any Portfolio Securities which any Portfolio of the Trust has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666;

                           (e) for the purposes of compliance by the Trust and each Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; or

                           (f) for other proper corporate purposes, BUT ONLY, in the case of this clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee signed by an officer of the Trust and certified by the Secretary of an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

         Assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only:

                                    (i)      in accordance with the provisions
                           of any agreements referenced in (a) or (b) above;

                                    (ii)     for sale or delivery to meet any
                           Portfolio of the Trust's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                                    (iii)    for exchange for other liquid
                           assets of equal or greater value deposited in the Segregated Account;

                                    (iv)     to the extent that any Portfolio of
                           the Trust's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Portfolio's obligations thereunder are met from assets of the Portfolio other than those in the Segregated Account; or

                                    (v)      for delivery upon settlement of a
                           forward commitment agreement for the sale of Portfolio Securities.

                  6.10 INTEREST BEARING CALL OR TIME DEPOSITS. The Bank shall, upon receipt of Proper Instructions relating to the purchase by any Portfolio of the Trust of interest bearing fixed term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the affected Portfolio appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit bank. Such deposits shall be deemed Portfolio Securities of the Portfolio and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Portfolio.

                  6.11 TRANSFER OF SECURITIES. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.11, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only:

                           (a) upon sales of Portfolio Securities for the account of the any Portfolio of the Trust, against contemporaneous receipt by the Bank of payment therefor in full or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such transfer is made, as confirmed in the Proper Instructions received by the Bank before such transfer is made;

                           (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

                           (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

                           (d) for the purpose of redeeming in kind interests in any Portfolio of the Trust upon authorization from the Portfolio;

                           (e) in the case of option contracts owned by any Portfolio of the Trust, for presentation to the endorsing broker,

                           (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

                           (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to any Portfolio of the Trust by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Portfolio of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. If any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Portfolio from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                           (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in Proper Instructions received by the Bank before such payment is made;

                           (i) for the purpose of delivering securities lent by any Portfolio of the Trust to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Portfolio and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Portfolio;

                           (j) for other authorized transactions of any Portfolio of the Trust or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Portfolio (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Portfolio or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                           (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

         As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

         7. REDEMPTIONS. In the case of payment of assets of any Portfolio of the Trust held by the Bank in connection with redemptions and repurchases by the Portfolio of outstanding common shares, the Bank will rely on notification by the Portfolio's transfer agent of receipt of a request for redemption and certificates if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles and Bylaws of the Trust, from assets available for said purpose.

         8. MERGER, DISSOLUTION, ETC. OF A PORTFOLIO. In the case of the following transactions, not in the ordinary course of business, namely, the merger of any Portfolio of the Trust into or the consolidation of any Portfolio of the Trust with another investment company, the sale by any Portfolio of the Trust of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of any Portfolio of the Trust and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Portfolio set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

         9. ACTIONS OF BANK WITHOUT PRIOR AUTHORIZATION. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of any Portfolio or the Trust or the transfer agent:

                  9.1 endorse for collection and collect on behalf of and in the name of any Portfolio of the Trust all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Portfolio and hold for the account of the Portfolio all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

                  9.2 present for payment all coupons and other income items held by it for the account of any Portfolio of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Portfolio;

                  9.3 receive and hold for the account of any Portfolio of the Trust all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

                  9.4 execute as agent on behalf of any Portfolio of the Trust all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

                  9.5 present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of any Portfolio of the Trust; and

                  9.6 exchange interim receipts or temporary securities for definitive securities.

         10. COLLECTION; DEFAULTS. The Bank will use all reasonable effort to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit promptly to the Trust notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities.

         If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Trust a written report once each month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

         11. MAINTENANCE OF RECORDS. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the Act and applicable federal and state tax laws, and will furnish the Trust daily with a statement of condition of each Portfolio of the Trust. The Bank will furnish to the Trust at the end of every month, and at the close of each quarter of the Trust's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for each portfolio of the Trust. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the Act.

         The Bank shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.

         The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

         12. PORTFOLIO EVALUATION. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board the net asset value and the public offering price of a share of capital stock of each Portfolio of the Trust, such determination to be made in accordance with the provisions of the Articles and By-laws of the Trust and Prospectus and Statement of Additional Information relating to each Portfolio and the Trust, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Trust and the National Association of Securities Dealers ("NASD") or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of each Portfolio of the Trust and in respect of liabilities of any Portfolio of the Trust not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance on any quotations received from a source pursuant to
(iii) above.

         13.      CONCERNING THE BANK.

                  13.1 PERFORMANCE OF DUTIES; STANDARD OF CARE. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection and reasonably acceptable to the Trust, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and saved harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to any Portfolio of the Trust except in the case of its gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

         The Bank will be under no duty or obligation to inquire into and will not be liable for:

                           (a) the validity of the issue of any Portfolio Securities purchased by or for any Portfolio of the Trust, the legality of the purchases thereof or the propriety of the price incurred therefor;

                           (b) the legality of any sale of any Portfolio Securities by or for any Portfolio of the Trust or the propriety of the amount for which the same are sold;

                           (c) the legality of an issue or sale of any common shares of any Portfolio of the Trust or the sufficiency of the amount to be received therefor;

                           (d) the legality of the repurchase of any common shares of any Portfolio of the Trust or the propriety of the amount to be paid therefor;

                           (e) the legality of the declaration of any dividend by any Portfolio of the Trust or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; or

                           (f) any property or moneys of any Portfolio of the Trust unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

                           Moreover, the Bank will not be under any duty or
                  obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of any Portfolio of the Trust are such as may properly be held by such Portfolio under the provisions of the Articles and By-laws of the Trust, any federal or state statutes or any rule or regulation of any governmental agency.

                           Notwithstanding anything in this Agreement to the
                  contrary, in no event shall the Bank be liable hereunder or to any third party:

                           (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as result from the Bank's own gross negligence; or

                           (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

                  13.2 AGENTS AND SUBCUSTODIANS. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

                  Upon receipt of Proper Instructions, the Bank may employ subcustodians in accordance with such instructions, provided that any such subcustodian meets at least the minimum qualifications required by
         Section 17(f) of the Act to act as a custodian of any Portfolio of the Trust's assets, and provided further that the Bank shall have no more or less responsibility to any Portfolio of the Trust on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Bank, provided that the liability limitations have been disclosed to the Trust. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Bank with respect to any claims against a subcustodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that any Portfolio or the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

                  The affected Portfolio(s) of the Trust shall pay all appropriately apportioned fees and expenses of any subcustodian.

                  13.3 INSURANCE. the Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of any Portfolio of the Trust held by it as it uses in respect of its own similar property, but it need not maintain any special insurance for the benefit of any Portfolio or the Trust.

                  13.4 FEES AND EXPENSES OF BANK. The affected Portfolio of the Trust will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the affected Portfolio will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by any Portfolio or the Trust for all reasonable expenses incurred in conjunction with termination of this Agreement by the any Portfolio or the Trust.

                  13.5 ADVANCES BY BANK. The Bank may, in its sole discretion, advance funds on behalf of any Portfolio of the Trust to make any payment permitted by this Agreement upon receipt of any Proper Instructions from the Portfolio authorizing such payments. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio's account with the Bank, or for any other reason) any such overdraft or related indebtedness shall be deemed a loan made by the Bank to the Portfolio payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Portfolio shall provide the Bank with agreed upon compensating balances. The Portfolio agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Portfolio authorizes the Bank, in its sole discretion, at any time to charge any overdraft of indebtedness, together with interest due thereon against any balance of account standing to the credit of the Portfolio on the Bank's books.

                  14.      TERMINATION.

                  14.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of any Portfolio or the Trust held hereunder, and (ii) by any Portfolio or the trust in order to give the Portfolio or the Trust an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, any Portfolio or the Trust will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

                  14.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities held by it hereunder, duly endorsed, together with all records maintained under Section 11, to the successor custodian when appointed by any Portfolio or the Trust. The obligation of the Bank to deliver and transfer over the assets of any Portfolio or the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If any Portfolio or the Trust does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (13.4), deliver the Portfolio Securities and cash of any Portfolio or the Trust held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held by such bank or trust company as the property of any Portfolio or the Trust under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of any Portfolio or the Trust with the same effect as though selected by the Board.

                  14.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Portfolio or the Trust may furnish the Bank with an order of the Portfolio or the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Portfolio or the Trust the question or whether the Portfolio or the Trust will be liquidated or will function without a custodian for the assets of the Portfolio or the Trust held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Portfolio or the Trust held by it, in accordance with such alternatives as is approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust's Secretary and an opinion of counsel to the Trust in form and content satisfactory to the Bank.

         15. CONFIDENTIALITY. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         16. NOTICES. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

         (a)      In the case of notices sent to any Portfolio or the Trust to:

                           Select Advisors Trust
                           318 Broadway
                           Cincinnati, Ohio  45202

         (b)      In the case of notices sent to the Bank to:

                           Investors Bank & Trust Company

                           P.O. Box 1537
                           Boston, Massachusetts  02205-1537

         or at such other place as such party may from time to time designate in writing.

         17. AMENDMENTS. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approve by its Board.

         18. PARTIES. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

         19. GOVERNING LAW. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

         20. LIMITATIONS OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees of Officers of the Trust individually.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first written above.



                                           SELECT ADVISORS TRUST


                                           BY: /s/ Edward G. Harness, Jr.
                                               --------------------------------



ATTEST:

/s/ Jill T. McGruder
--------------------------------




                                           INVESTORS BANK AND TRUST COMPANY


                                           BY: /s/ Kevin J. Sheehan
                                               --------------------------------



ATTEST:

/s/ John Lippett
--------------------------------

DATE:  8/22/94